SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                FORM 8-K

                             CURRENT REPORT

          Pursuant to Section 13 or 15(d) of the Securities Exchange
                               Act of 1934
      Date of Report (Date of earliest event reported) April 28, 1999

                          VALLEY NATIONAL BANCORP
           (Exact name of registrant as specified in its charter)

                                New Jersey
               (State or other jurisdiction of incorporation)

     0-11179                                           22-2477875
(Commission File Number)                    (IRS Employer Identification No.)

                   1455 Valley Road, Wayne, New Jersey 07470
                    (Address of principal executive offices)

                                 (973) 305-8800
               (Registrant's telephone number, including area code)

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Item 5.           Other Events

On April 28, 1999, Valley National Bancorp ("Valley") issued a press release announcing that The Board of Directors had authorized the purchase of up to 2,750,000 shares of the company's outstanding common stock. Purchases may be made in the open market at prevailing market rates. Reacquired shares are expected to be held in treasury to be used for the Company's recently announced 5% stock dividend payable May 18, 1999.

Item 7.           Exhibits

Exhibit 99        Press Released dated April 28, 1999

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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            VALLEY NATIONAL BANCORP


Dated:  April 28, 1999                      By:    /s/ Alan D. Eskow
                                                   Alan D. Eskow
                                                   Principal Accounting Officer
                                                   and Corporate Secretary

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                             INDEX TO EXHIBITS

Exhibit No.                                 Description

99                                          Press release dated April 28, 1999




Item 7                              Exhibit 99
                                    Press Release Dated April 28, 1999


Valley National Bancorp
1455 Valley Road
Wayne, NJ  07470

Contact:
Alan D. Eskow
Senior Vice President and Controller
(973) 305-4003

                VALLEY NATIONAL BANCORP'S BOARD OF DIRECTORS AUTHORIZES
                        THE REPURCHASE OF UP TO 2,750,000 SHARES

Wayne, NJ, April 28, 1999 - Valley National Bancorp (NYSE:VLY) announced that its Board of Directors has authorized the purchase of up to 2,750,000 shares of the company's outstanding common stock. Purchases may be made in the open market at prevailing market rates. Valley currently has 55.3 million common shares outstanding. Reacquired shares are expected to be held in treasury to be used for the Company's recently announced 5% stock dividend payable
May 18, 1999.